                      PREFERRED STOCK INVESTMENT AGREEMENT


                  PREFERRED STOCK INVESTMENT AGREEMENT ("Agreement") dated as of March 13, 1997 between Texas Biotechnology Corporation, a Delaware corporation ("TXB"), and each person or entity listed as an investor on Schedule I attached to this Agreement (each individually an "Investor" and collectively the "Investors").

                              W I T N E S S E T H:

                  WHEREAS, TXB desires to sell and issue to the Investors, and the Investors wish to purchase from TXB, an aggregate of 6,000 shares of TXB's 5% Cumulative Convertible Preferred Stock, par value $0.005, having the rights, designations and preferences set forth in the Certificate of Designations of TXB (the "Designation") in the identical form and substance of Exhibit 2.1(c) attached hereto (the "Preferred Shares"), on the terms and conditions set forth herein; and

                  WHEREAS, the Preferred Shares will be convertible into shares ("Common Shares") of common stock, par value $0.005, of TXB ("Common Stock"), pursuant to the terms of the Designation, and the Investors will have registration rights with respect to such Common Shares issuable upon conversion, pursuant to the terms of that certain Registration Rights Agreement to be entered into between TXB and the Investors substantially in the form of Exhibit 4.2(f) hereto ("Registration Rights Agreement");

                  NOW, THEREFORE, in consideration of the foregoing premises and the covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I

                      PURCHASE AND SALE OF PREFERRED STOCK

                  Section I.1 Purchase and Sale of Preferred Stock. Upon the following terms and conditions, TXB shall issue and sell to each Investor severally, and each Investor severally shall purchase from TXB, the number of Preferred Shares indicated next to such Investor's name on Schedule I attached hereto.

                  Section I.2 Purchase Price. The purchase price for the Preferred Shares (the "Purchase Price") shall be $1,000 per share.

                  Section I.3 The Closing. (a) The closing of the purchase and sale of the Preferred Shares (the "Closing"), shall take place at the offices of the Investors' counsel, at 10:00 am. local time, on the later of the following:
(i) the date on which the last to be fulfilled or waived of the conditions set forth in Article IV hereof and applicable to the Closing shall be fulfilled or waived in accordance herewith, or (ii) such other time and place and/or on such other date as the Investors and TXB may agree. The date on which the Closing occurs is referred to herein as the "Closing Date."

                  (b) On the Closing Date, TXB shall deliver to each Investor certificates (with the number of and denomination of such certificates reasonably requested by such Investor) representing the Preferred Shares purchased hereunder by such Investor registered in the name of such Investor or its nominee or deposit such Preferred Shares into accounts designated by such Investor, and such Investor shall deliver to TXB the Purchase Price for the number of Preferred Shares purchased by such Investor hereunder by wire transfer in immediately available funds to an account designated in writing by TXB. The delivery of payment by each Investor of the Purchase Price applicable to it as set forth in this paragraph shall constitute a payment delivered to TXB in satisfaction of such Investor's obligation to pay the Purchase Price hereunder. In addition, each party shall deliver all documents, instruments and writings required to be delivered by such party pursuant to this Agreement at or prior to the Closing.


                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES

                  Section II.1 Representations and Warranties of TXB. TXB hereby makes the following representations and warranties to each of the Investors as of the date hereof and on the Closing Date:

                  (a) Organization and Qualification; Material Adverse Effect. TXB is a corporation duly incorporated and existing in good standing under the laws of the State of Delaware and has the requisite corporate power to own its properties and to carry on its business as now being conducted. TXB does not have any direct or indirect subsidiaries other than the subsidiaries listed on
Schedule 2.1(a) attached hereto. TXB is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary other than those in which the failure so to qualify would not have a Material Adverse Effect. "Material Adverse Effect" means any adverse effect on the business, operations, properties, prospects, or financial condition of the entity with respect to which such term is used and which is material to such entity and other entities controlling or controlled by such entity taken as a whole, and any material adverse effect on the transactions contemplated under this Agreement, the Registration Rights Agreement or any other agreement or document contemplated hereby or thereby.

                  (b) Authorization; Enforcement. (i) TXB has the requisite corporate power and authority to enter into and perform this Agreement and the Registration Rights Agreement and to issue the Preferred Shares in accordance with the terms hereof, (ii) the execution and delivery of this Agreement and the Registration Rights Agreement by TXB and the consummation by it of the transactions contemplated hereby and thereby, including the issuance of the Preferred Shares, and the resolutions contained in the Designation, have been duly authorized by all necessary corporate action, and no further consent or authorization of TXB or its Board of Directors or stockholders is required,
(iii) this Agreement and the Registration Rights Agreement have been duly executed and delivered by TXB, and (iv) this Agreement and


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



the Registration Rights Agreement constitute valid and binding obligations of TXB enforceable against TXB in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of creditors' rights and remedies or by other equitable principles of general application.

                  (c) Capitalization. The authorized capital stock of TXB consists of 75,000,000 shares of common stock and 5,000,000 shares of preferred stock; there are 25,491,603 shares of common stock and no shares of preferred stock issued and outstanding as of March 4, 1997. All of the outstanding shares of TXB's common stock have been validly issued and are fully paid and nonassessable. No Common Shares are entitled to preemptive rights; approximately 14,518,398 Common Shares are entitled to registration rights; and there are outstanding options for 2,789,664 Common Shares and outstanding warrants for 5,490,541 Common Shares as of March 4, 1997. There are no other scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights exchangeable or convertible into, any shares of capital stock of TXB, or contracts, commitments, understandings, or arrangements by which TXB is or may become bound to issue additional shares of capital stock of TXB or options, warrants, scrip, rights to subscribe to, or commitments to purchase or acquire, any shares, or securities or rights convertible into shares, of capital stock of TXB (except as contemplated by this Agreement or disclosed in the SEC Documents (as defined below)). Attached hereto as Exhibit 2.1(c) are true and correct copies of TXB's Certificate of Incorporation (the "Charter") and the Designation, each as in effect on the date hereof, and TXB has furnished or made available to the Investors true and correct copies of TXB's By-Laws, as in effect on the date hereof (the "By-Laws"). The Designation has been duly filed in the State of Delaware.

                  (d) Issuance of Common Shares. The Common Shares issuable upon conversion of the Preferred Shares pursuant to the Designation (the "Underlying Shares") are duly authorized and reserved for issuance and, upon such conversion in accordance with the Designation, such Underlying Shares will be validly issued, fully paid and non-assessable, free and clear of any and all liens, claims and encumbrances, and entitled to be traded on the American Stock Exchange ("Amex"), and the holders of such Underlying Shares shall be entitled to all rights and preferences accorded to a holder of Common Shares. The outstanding Common Shares are currently listed on the Amex.

                  (e) No Conflicts. The execution, delivery and performance of this Agreement and the Registration Rights Agreement by TXB and the consummation by TXB of the transactions contemplated hereby and thereby and the filing of the Designation do not and will not (i) result in a violation of TXB's Charter or By-Laws or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture, patent, patent license or instrument to which TXB or any of its subsidiaries is a party, or result in a violation of any federal, state, local or foreign law, rule, regulation, order, judgment or decree (including Federal and state securities laws and regulations) applicable to TXB or any of its subsidiaries or by which any property or asset of


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



TXB or any of its subsidiaries is bound or affected (except for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect); provided that, for purposes of such representation as to Federal, state, local or foreign law, rule or regulation, no representation is made herein with respect to any of the same applicable solely to the Investors and not to TXB. The business of TXB and its direct and indirect subsidiaries is not being conducted in violation of any law, ordinance or regulations of any governmental entity, except for violations which either singly or in the aggregate do not and will not have a Material Adverse Effect. TXB is not required under Federal, state, local or foreign law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement and the Registration Rights Agreement and the Designation or issue and sell the Preferred Shares in accordance with the terms hereof and issue the Underlying Shares upon conversion thereof, except for the registration provisions provided in the Registration Rights Agreement, provided that, for purposes of the representation made in this sentence, TXB is assuming and relying upon the accuracy of the relevant representations and agreements of the Investors herein.

                  (f) SEC Documents; Financial Statements. The Common Stock of TXB is registered pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and TXB has filed all reports, schedules, forms, statements and other documents required to be filed by it with the Securities and Exchange Commission ("SEC") pursuant to the reporting requirements of the Exchange Act, including material filed pursuant to Section 13(a) or 15(d), in addition to one or more registration statements and amendments thereto heretofore filed by TXB with the SEC (all of the foregoing including filings incorporated by reference therein being referred to herein as the "SEC Documents"). TXB has delivered or made available to the Investors true and complete copies of all SEC Documents (including, without limitation, proxy information and solicitation materials and registration statements) filed with the SEC since December 31, 1995 and all annual SEC Documents filed with the SEC since December 31, 1994; such documents are listed on Schedule 2.1(f). TXB has not provided to the Investor any material non-public information or any information which, according to applicable law, rule or regulation, should have been disclosed publicly by TXB but which has not been so disclosed. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder and other federal, state and local laws, rules and regulations applicable to such SEC Documents, and none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except as set forth in Schedule 2.1(f) under "Other Events", the SEC Documents contain all material information concerning TXB, and no event or circumstance has occurred which would require TXB to disclose such event or circumstance in order to make the statements in the SEC Documents not misleading on the date hereof or on the Closing Date but which has not been so disclosed. The financial statements of TXB included in the SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC or other applicable rules and regulations with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting


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



principles applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of TXB as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

                  (g) Principal Exchange/Market. The principal market on which the Common Shares are currently traded is the Amex.

                  (h) No Material Adverse Change. Since December 31, 1996, the date through which the most recent quarterly report of TXB on Form 10-K has been prepared and filed with the SEC, a copy of which is included in the SEC Documents, no Material Adverse Effect has occurred or exists with respect to TXB or its subsidiaries, except as otherwise disclosed or reflected in other SEC Documents prepared through or as of a date subsequent to December 31, 1996.

                  (i) No Undisclosed Liabilities. TXB and its direct and indirect subsidiaries have no liabilities or obligations not disclosed in the SEC Documents, other than those liabilities incurred in the ordinary course of TXB's or its subsidiaries' respective businesses since December 31, 1996, which liabilities, individually or in the aggregate, do not or would not have a Material Adverse Effect on TXB or its direct or indirect subsidiaries.

                  (j) No Undisclosed Events or Circumstances. No event or circumstance has occurred or exists with respect to TXB or its direct or indirect subsidiaries or their respective businesses, properties, prospects, operations or financial condition, which, under applicable law, rule or regulation, requires public disclosure or announcement by TXB but which has not been so publicly announced or disclosed.

                  (k) No General Solicitation. Neither TXB, nor any of its affiliates, or, to its knowledge, any person acting on its or their behalf has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act of 1933, as amended (the "Act")) in connection with the offer or sale of the Preferred Shares or Common Shares.

                  (l) No Integrated Offering. Neither TXB, nor any of its affiliates, nor to its knowledge any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of the Preferred Shares under the Act.

                  (m) Form S-3. TXB is eligible to file the Registration Statement (as defined in the Registration Rights Agreement) on Form S-3 under the Act and rules promulgated thereunder, and Form S-3 is permitted to be used for the transactions contemplated hereby under the Act and rules promulgated thereunder.



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



                  (n) Intellectual Property. TXB (and/or its wholly-owned subsidiaries) owns or has licenses to use certain patents, copyrights and trademarks ("intellectual property") associated with its business. TXB and its subsidiaries have no reason to believe that the intellectual property rights which it owns are invalid or unenforceable or that the use of such intellectual property by TXB or its subsidiaries infringes upon or conflicts with any right of any third party, and neither TXB nor any of its subsidiaries has received notice of any such infringement or conflict. TXB and its subsidiaries have no knowledge of any infringement of its intellectual property by any third party.

                  (o) No Litigation. Except as set forth in the SEC Documents delivered to the Investors prior to the date of this Agreement ("Pre-Agreement SEC Documents"), no litigation or claim (including those for unpaid taxes) against TXB or any of its subsidiaries is pending or, to TXB's knowledge, threatened, and no other event has occurred, which if determined adversely would have a Material Adverse Effect on TXB or would materially adversely effect the transactions contemplated hereby.

                  (p) Brokers. TXB has taken no action which would give rise to any claim by any person for brokerage commissions, finder's fees or similar payments by any Investor relating to this Agreement or the transactions contemplated hereby, except for amounts owing to AFO Capital Advisors, LLC, which amounts shall be paid by the Investors, pursuant to a separate agreement.

                  (q) Acknowledgement of Dilution. The number of Common Shares constituting Underlying Shares may increase substantially in certain circumstances, including the circumstance where the trading price of the Common Shares declines. TXB acknowledges that its obligation to issue Underlying Shares upon conversion of Preferred Shares is absolute and unconditional, regardless of the dilution that such issuance may have on other shareholders of TXB.

                  Section II.2 Representations and Warranties of the Investors. Each of the Investors, severally and not jointly, hereby makes the following representations and warranties to TXB as of the date hereof and on the Closing
Date:

                  (a) Authorization; Enforcement. (i) Such Investor has the requisite power and authority to enter into and perform this Agreement and the Registration Rights Agreement and to purchase the Preferred Shares being sold hereunder, (ii) the execution and delivery of this Agreement and the Registration Rights Agreement by such Investor and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate or partnership action, and (iii) this Agreement and the Registration Rights Agreement constitute valid and binding obligations of such Investor enforceable against such Investor in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of creditors' rights and remedies or by other equitable principles of general application.

                  (b) No Conflicts. The execution, delivery and performance of this Agreement and the Registration Rights Agreement and the consummation by such Investor of the transactions contemplated hereby and thereby do not and will not (i) result in a violation of such Investor's organizational documents, or (ii) conflict with any agreement, indenture or instrument to which such Investor is a party, or (iii) result in a violation of any law, rule, or regulation, or any order, judgment or decree of any court or governmental agency applicable to such Investor. Such Investor is not required to obtain any consent or authorization of any governmental agency in order for it to perform its obligations under this Agreement or the Registration Rights Agreement.

                  (c) Investment Representation. Such Investor is purchasing the Preferred Shares for its own account and not with a view to distribution in violation of any securities laws. Such Investor has no present intention to sell the Preferred Shares and such Investor has no present arrangement (whether or not legally binding) to sell the Preferred Shares to or through any person or entity; provided, however, that by making the representations herein, such Investor does not agree to hold the Preferred Shares for any minimum or other specific term and reserves the right to dispose of the Preferred Shares at any time in accordance with Federal and state securities laws applicable to such disposition.

                  (d) Accredited Investor. Such Investor is an "accredited investor" as defined in Rule 501 promulgated under the Act. The Investor has such knowledge and experience in financial and business matters in general and investments in particular, so that such Investor is able to evaluate the merits and risks of an investment in the Preferred Shares and to protect its own interests in connection with such investment. In addition (but without limiting the effect of TXB's representations and warranties contained herein), such Investor has received such information as it considers necessary or appropriate for deciding whether to purchase the Preferred Shares pursuant hereto.

                  (e) Rule 144. Such Investor understands that there is no public trading market for the Preferred Shares, that none is expected to develop, and that the Preferred Shares must be held indefinitely unless such Preferred Shares are converted or registered under the Act or an exemption from registration is available. Such Investor also acknowledges that the Underlying Shares also must be held indefinitely, unless such Underlying Shares are registered under the Act or an exemption from registration is available. Such Investor has been advised or is aware of the provisions of Rule 144 promulgated under the Act.

                  (f) Brokers. Such Investor has taken no action which would give rise to any claim by any person for brokerage commissions, finder's fees or similar payments by TXB relating to this Agreement or the transactions contemplated hereby, except for amounts owing to the AFO Capital Advisors, LLC, which amounts shall be paid by the Investors, pursuant to a separate agreement.

                  (g) Reliance by TXB. Such Investor understands that the Preferred Shares are being offered and sold in reliance on a transactional exemption from the registration requirements of Federal and state securities laws and that TXB is relying upon the truth and


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



accuracy of the representations, warranties, agreements, acknowledgments and understandings of such Investor set forth herein in order to determine the applicability of such exemptions and the suitability of such Investor to acquire the Preferred Shares.


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


                                   ARTICLE III

                                    COVENANTS

                  Section III.1 Registration and Listing; Effective Registration. Until such time as no Preferred Shares are outstanding, TXB will cause the Common Shares to continue to be registered under Section 12(b) of the Exchange Act, will comply in all respects with its reporting and filing obligations under the Exchange Act, and will not take any action or file any document (whether or not permitted by the Exchange Act or the rules thereunder) to terminate or suspend such reporting and filing obligations. Until such time as no Preferred Shares are outstanding, TXB shall, continue the listing or trading of the Common Shares on the Amex and comply in all respects with TXB's reporting, filing and other obligations under the bylaws or rules of the Amex and any exchange or market where the Common Shares are then traded. TXB shall cause the Underlying Shares to be listed on the Amex and such other markets on which the Common Shares are then trading prior to the earlier of (i) the registration of the Underlying Shares under the Act or (ii) 90 days after the Closing hereunder. As used herein and in the Registration Rights Agreement and the Designation, the term "Effective Registration" shall mean that all registration obligations of TXB pursuant to the Registration Rights Agreement have been satisfied, such registration is not subject to any suspension or stop order, the prospectus for the Common Shares issuable upon conversion of the Preferred Shares is current and such Common Shares are listed for trading on the Amex, and such other markets on which the Common Shares are then trading, and such trading has not been suspended for any reason, and none of TXB or any direct or indirect subsidiary of TXB is subject to any bankruptcy, insolvency or similar proceeding.

                  Section III.2 Certificates on Conversion. Upon any conversion by an Investor (or then holder of Preferred Shares) of the Preferred Shares pursuant to the Designation, TXB shall issue and deliver to such Investor (or holder) within three (3) days of the Conversion Date (as defined in the Designation) a new certificate or certificates for the number of Preferred Shares which such Investor (or holder) has not yet elected to convert but which are evidenced in part by the certificate(s) submitted to TXB in connection with such conversion (with the number of and denomination of such new certificate(s) designated by such Investor or holder).

                  Section III.3 Replacement Certificates. The certificate(s) representing the Preferred Shares held by any Investor (or then holder) may be exchanged by such Investor (or such holder) at any time and from time to time for certificates with different denominations representing an equal aggregate number of Preferred Shares, as reasonably requested by such Investor (or such holder) upon surrendering the same. No service charge will be made for such registration or transfer or exchange.

                  Section III.4 Expenses. TXB shall pay, at the Closing and promptly upon receipt of any further invoices relating to same, all reasonable due diligence fees and expenses and reasonable attorneys' fees and expenses of Kleinberg, Kaplan, Wolff & Cohen, P.C., up to a maximum amount of $20,000, incurred by the Investors in connection with the preparation, negotiation, execution and delivery of this Agreement, the Registration Rights Agreement, the


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



Designation and the related agreements and documents and the transactions contemplated hereunder and thereunder. At Closing, TXB shall pay the amount due for such fees and expenses (which may include fees and expenses estimated to be incurred for completion of the transaction including post-closing matters). In the event such amount is ultimately less than the actual fees and expenses, TXB shall promptly pay such deficiency upon receipt of an invoice regarding same.

                  Section III.5 Securities Compliance. TXB shall notify the SEC and the Amex, in accordance with their requirements, of the transactions contemplated by this Agreement, the Designation and the Registration Rights Agreement, and shall take all other necessary action and proceedings as may be required and permitted by applicable law, rule and regulation, for the legal and valid issuance of the Preferred Shares hereunder and the Common Shares issuable upon conversion thereof.

                  Section III.6 No Senior Securities; Limitation on Offerings.
(a) TXB agrees that neither TXB nor any direct or indirect subsidiary of TXB shall (i) create, incur, assume, guarantee, secure or in any manner become liable in respect of any commercial bank indebtedness until the expiration of six (6) months from the Closing Date, or (ii) issue any shares of its securities convertible into or exchangeable or exercisable for its common stock, such securities including, without limitation, preferred stock (including preferred stock which is junior to the Preferred Shares in all respects), any debt securities and warrants, until the expiration of six (6) months following an Effective Registration (such period being extended one (1) day for each day during such period that Effective Registration does not exist), with the exception of Common Stock issued pursuant to warrants and options outstanding on the date hereof as set forth on Schedule 3.6 hereto; warrants issued to underwriters with respect to a public offering using underwriters reasonably acceptable to the Investors; stock options which may be issued pursuant to TXB's existing employee or director stock option plans; and any securities of TXB which may be issued in connection with a strategic alliance (as described in paragraph 3.6(b)).

                  (b) TXB shall not offer or sell any equity securities, or any securities convertible into or exchangeable or exercisable for equity securities, during the three (3) month period commencing with the Closing Date, with the exception of Common Stock issued in a public offering using underwriters reasonably acceptable to the Investors, Common Stock issued pursuant to warrants and options outstanding on the date hereof as set forth on
Schedule 3.6 hereto, and options which may be issued pursuant to TXB's existing employee or director option plans. This paragraph 3.6(b) shall not apply to any financing from any third party consisting of a private placement of TXB's securities in connection with a strategic alliance. For this purpose, a strategic alliance shall mean a transaction in which the acquiror of TXB's securities has a material business relationship with TXB independent of such acquiror's acquisition of TXB's securities.

                  (c) The limitations imposed by paragraphs 3.6(a) and 3.6(b) may be waived by the affirmative vote of a majority-in-interest of the Investors.



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



                  Section III.7 Notices. TXB agrees to provide all holders of Preferred Shares with copies of all notices and information, including without limitation notices and proxy statements in connection with any meetings, that are provided to the holders of shares of Common Shares, contemporaneously with the delivery of such notices or information to such Common Share holders.

                  Section III.8             Intentionally Left Blank.

                  Section III.9             Intentionally Left Blank.

                  Section III.10 Reservation of Stock Issuable Upon Conversion. Except as set forth below, TXB shall at all times reserve and keep available out of its authorized but unissued Common Shares, solely for the purpose of effecting the conversion of the Preferred Shares, shares equal to 50% of the dollar amount of the unconverted Preferred Shares as shall be outstanding from time to time. For example, where $6,000,000 of unconverted Preferred Shares remain outstanding, $6,000,000 X 50% equals 3,000,000 shares to be reserved. Pursuant to the Registration Rights Agreement, TXB agrees initially to register 3,000,000 shares of Common Stock. Should the closing price of the Common Stock of TXB, on the trading exchange on which the Common Stock of TXB trades, be less than $2.50 (the "trigger price"), TXB will cause the total of reserved shares to be 85% of the remaining unconverted Preferred Shares as shall be outstanding from time to time. In addition, at such time, TXB will register an additional amount of Common Stock such that the Common Stock not previously encumbered by Preferred Shares together with newly registered Common Stock, shall equal 85% of the dollar amount of the remaining unconverted Preferred Shares outstanding at the time. The number of shares to be reserved hereunder, shall be proportionately increased, and the trigger price shall be proportionately decreased, in the event of any stock split or stock dividend.


                                   ARTICLE IV

                                   CONDITIONS

                  Section IV.1 Conditions Precedent to the Obligation of TXB to Sell the Preferred Shares. The obligation hereunder of TXB to issue and/or sell the Preferred Shares to the Investors is subject to the satisfaction, at or before the Closing, of each of the conditions set forth below. These conditions are for TXB's sole benefit and may be waived by TXB at any time in its sole discretion.

                  (a) Accuracy of the Investors' Representations and Warranties. The representations and warranties of each Investor shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a particular date).



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



                  (b) Performance by the Investors. Each Investor shall have performed all agreements and satisfied all conditions required to be performed or satisfied by such Investor at or prior to the Closing.

                  (c) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement or the Registration Rights Agreement or the Designation.

                  Section IV.2 Conditions Precedent to the Obligation of the Investors to Purchase the Preferred Shares. The obligation hereunder of each Investor to acquire and pay for the Preferred Shares is subject to the satisfaction, at or before the Closing, of each of the conditions set forth below. These conditions are for the Investors' sole benefit and may be waived by the Investors at any time in their sole discretion.

                  (a) Accuracy of TXB's Representations and Warranties. The representations and warranties of TXB shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a particular date).

                  (b) Performance by TXB. TXB shall have performed all agreements and satisfied all conditions required to be performed or satisfied by TXB at or prior to the Closing.

                  (c) AMEX. From the date hereof to the Closing Date, trading in TXB's Common Shares shall not have been suspended by the SEC or the Amex, and trading in securities generally as reported by Amex shall not have been suspended or limited, and the Common Shares shall not have been delisted from any exchange or market where they are currently listed.

                  (d) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement or the Registration Rights Agreement or the Designation.

                  (e) Opinion of Counsel. At the Closing, the Investors shall have received an opinion of counsel to TXB in the form attached hereto as
Exhibit 4.2(e) and such other opinions, certificates and documents as the Investors or their counsel shall reasonably require incident to the Closing.

                  (f) Registration Rights Agreement. TXB and the Investors shall have executed and delivered the Registration Rights Agreement in the form and substance of Exhibit 4.2(f) attached hereto.

                  (g) Full Subscription. All Preferred Shares shall have been purchased in the aggregate by the Investors pursuant to this Agreement.

                  (h) Adverse Changes. Since December 31, 1996, no event which had or is likely to have a Material Adverse Effect on TXB or any of its direct or indirect subsidiaries shall have occurred.

                  (i) Officer's Certificate. TXB shall have delivered to the Investors a certificate in form and substance reasonably satisfactory to the Investors, executed by an officer of TXB, certifying as to satisfaction of closing conditions, incumbency of signing officers, charter, by-laws, good standing and authorizing resolutions of TXB.

                  (j) Designation Filed. The Investors shall have received copies of the filed Designation.


                                    ARTICLE V
                                LEGEND AND STOCK
                  Each certificate representing the Preferred Shares shall be stamped or otherwise imprinted with a legend substantially in the following form:

                           THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN
                  REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("ACT") OR UNDER ANY APPLICABLE STATE SECURITIES LAWS, AND THEY CANNOT BE OFFERED FOR SALE, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE HYPOTHECATED EXCEPT IN ACCORDANCE WITH THE REGISTRATION REQUIREMENTS OF THE ACT AND SUCH STATE LAWS OR UPON DELIVERY TO THIS CORPORATION OF AN OPINION OF LEGAL COUNSEL REASONABLY SATISFACTORY TO THE CORPORATION THAT AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

                  TXB agrees to reissue certificates representing the Preferred Shares without the legend set forth above at such time as (i) the holder thereof is permitted to dispose of such Preferred Shares pursuant to Rule 144(k) under the Act, (ii) such Preferred Shares are sold to a purchaser or purchasers who (in the opinion of counsel to the seller or such purchaser(s), in form and substance reasonably satisfactory to TXB and its counsel) are able to dispose of such shares publicly without registration under the Act, or (iii) such Preferred Shares are registered under the Act.

                  Prior to the Registration Statement (as defined in the Registration Rights Agreement) being declared effective, any Common Shares issued pursuant to conversion of Preferred Shares shall bear a legend in the same form as the legend on the Preferred Shares indicated above. Upon the sale of any Common Shares sold pursuant to an Effective Registration, TXB or its transfer agent shall promptly, but no later than three (3) business days thereafter, issue new certificates representing such Common Shares free and clear of any legends, transfer restrictions and stop orders. In order to facilitate this, TXB agrees to deliver to its transfer agent, upon the Registration Statement being declared effective, an opinion of counsel authorizing the transfer agent to effect the transfer of, and removal of legend from, any Common Shares sold pursuant to the Registration Statement.

                  Nothing herein shall limit the right of any holder to pledge these securities pursuant to a bona fide margin account or lending arrangement.







                                   ARTICLE VI
                                   TERMINATION

                  Section VI.1 Termination by Mutual Consent. This Agreement may be terminated at any time prior to the Closing by the mutual written consent of TXB and the Investors.

                  Section VI.2 Other Termination. This Agreement may be terminated by action of the Board of Directors of TXB or by any of the Investors at any time if the Closing shall not have been consummated by the fifth business day following the date of this Agreement.


                                   ARTICLE VII
                                  MISCELLANEOUS

                  Section VII.1 Stamp Taxes; Agent Fees. TXB shall pay all stamp and other taxes and duties levied in connection with the issuance of the Preferred Shares pursuant hereto and the Common Shares issued upon conversion thereof.

                  Section VII.2  Specific Enforcement; Consent to Jurisdiction.

                  (a) TXB and the Investors acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which any of them may be entitled by law or equity.

                  (b) TXB and each of the Investors (i) hereby irrevocably submits to the exclusive jurisdiction of the United States District Court, the New York State courts and other courts of the United States sitting in New York County, New York for the purposes of any suit, action or proceeding arising out of or relating to this Agreement and (ii) hereby waives, and agrees not to assert in any such suit action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. TXB and each of the Investors consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing in this paragraph shall affect or limit any right to serve process in any other manner permitted by law.

                  Section VII.3 Entire Agreement; Amendment. This Agreement, together with the Registration Rights Agreement and the agreements and documents executed in connection herewith and therewith, contains the entire understanding of the parties with respect to the matters covered hereby and thereby and, except as specifically set forth herein or therein, neither TXB nor any Investor makes any representation, warranty, covenant or undertaking with respect to such matters.
 Except as set forth in Section 3.6, no provision of this Agreement may be waived or amended other than by a written instrument signed by the party against whom enforcement of any such amendment or waiver is sought.

                  Section VII.4 Notices. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be effective upon actual receipt of such mailing, fax or personal delivery. The addresses for such communications shall be:

          to TXB:                           Texas Biotechnology Corporation
                                                     7000 Fannin, Suite 1920
                                                     Houston, Texas 77030
                                                     Fax: (713) 796-8232

                                                     Attn: Stephen L. Mueller

                   with copies to:                   Porter & Hedges, L.L.P.
                                                     700 Louisiana
                                                     Houston, Texas 77002
                                                     Fax: (713) 226-0274
                                                     Attn: Robert G. Reedy, Esq.

                   to the Investors:                 To each Investor at the
                                                     address and/or fax number
                                                     set forth on Schedule I of
                                                     this Agreement.

                   with copies to:                   Kleinberg, Kaplan, Wolff
                                                         & Cohen, P.C.
                                                     551 Fifth Avenue
                                                     New York, New York 10176
                                                     Fax:     (212) 986-8866
                                                     Attn: Stephen M. Schultz,
                                                                Esq.

Any party hereto may from time to time change its address for notices by giving at least 10 days' written notice of such changed address to the other parties hereto.

 Section VII.5 Indemnity. Each party shall indemnify each other party against any loss, cost or damages (including reasonable attorney's fees but excluding consequential damages) incurred as a result of such parties' breach of any representation, warranty, covenant or agreement in this Agreement.

 Section VII.6 Waivers. No waiver by any party of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

 Section VII.7 Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

 Section VII.8 Successors and Assigns. Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The parties hereto may amend this Agreement without notice to or the consent of any third party. TXB may not assign this Agreement or any rights or obligations hereunder without the prior written consent of all Investors (which consent may be withheld for any reason in their sole discretion), except that TXB may assign this Agreement in connection with the sale of all or substantially all of its assets provided that TXB is not released from any of its obligations hereunder, such assignee assumes all obligations of TXB hereunder, and appropriate adjustment of the provisions contained in this Agreement, the Registration Rights Agreement and the Designation is made, in form and substance satisfactory to the Investors, to place the Investors in the same position as they would have been but for such assignment, in accordance with the terms of the

Designation. Any Investor may assign this Agreement (in whole or in part) or any rights or obligations hereunder without the consent of TXB in connection with any sale or transfer of all or any portion of the Preferred Shares held by such Investor, provided that such sale or transfer shall be of an amount of Preferred Shares equal to a minimum of the lesser of (i) all the remaining Preferred Shares owned by such Investor, or (ii) 25% of the total amount of Preferred Shares acquired by such Investor in this offering, and provided further that no Investor may assign this Agreement prior to the Closing Date without TXB's prior written consent except to an affiliate or affiliates of such Investor.

 Section VII.9 No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

 Section VII.10 Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York without regard to such state's principles of conflict of laws.

                   Section VII.11 Survival. The representations and warranties and the agreements and covenants of TXB and each Investor contained herein shall survive the Closing.

 Section VII.12 Execution. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement, it being understood that all parties need not sign the same counterpart.

 Section VII.13 Publicity. TXB agrees that it will not disclose, and will not include in any public announcement, the name of any Investor without its consent, unless and until such disclosure is required by law or applicable regulation, and then only to the extent of such requirement.

 Section VII.14 Severability. The parties acknowledge and agree that the Investors are not agents, affiliates or partners of each other, that all representations, warranties, covenants and agreements of the Investors hereunder are several and not joint, that no Investor shall have any responsibility or liability for the representations, warrants, agreements, acts or omissions of any other Investor, and that any rights granted to "Investors" hereunder shall be enforceable by each Investor hereunder.

 Section VII.15 Like Treatment of Holders. Neither TXB nor any of its affiliates shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee, payment for the redemptions or exchange of Preferred Shares, or otherwise, to any holder of Preferred Shares, for or as an inducement to, or in connection with the solicitation of, any consent, waiver or amendment of any terms or provisions of the Preferred Shares or this Agreement or the Registration Rights Agreement, unless such consideration is required to be paid to all holders of Preferred Shares bound by such consent, waiver or amendment whether or not such holders so consent, waive or agree to amend and whether or not such holders tender their Preferred Shares for redemption or exchange. TXB shall not, directly or indirectly, redeem any Preferred Shares unless such offer of redemption is made pro rata to all holders of Preferred Shares on identical terms.

 IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.


                         TXB:

                         TEXAS BIOTECHNOLOGY CORPORATION


                                  By:  /s/ STEPHEN L. MUELLER
                                       _____________________________________
                                  Name:
                                  Title:


                         INVESTORS:

                         HALIFAX FUND, L.P.

                         By:      THE PALLADIN GROUP, L.P.,
                                  as attorney-in-fact

                                  By:      PALLADIN CAPITAL MANAGEMENT,
                                           L.L.C., General Partner

                                              By: /s/ ANDREW KAPLAN
                                                  ____________________
                                              Name:
                                              Title:

                         RGC INTERNATIONAL INVESTORS, LDC

                         By:      ROSE GLEN CAPITAL MANAGEMENT, L.P.,
                                  Investment Manager

                                  By:      RGC GENERAL PARTNER CORP.,
                                           General Partner

                                           By: /s/ WAYNE BLOCH
                                               _____________________________
                                              Name:
                                              Title:

                             EXHIBITS AND SCHEDULES



Schedule I                         List of Investors

Schedule 2.1(a)                    List of Subsidiaries

Exhibit 2.1(c)-1                            Certificate of Incorporation of TXB
Exhibit 2.1(c)-2                            Certificate of Designations of TXB
Exhibit 2.1(c)-3                            By-laws of TXB

Schedule 2.1(f)                    SEC Documents; Other Events

Schedule 3.6                                Outstanding Warrants and Options

Exhibit 4.2(e)                              Opinion of Counsel
Exhibit 4.2(f)                              Registration Rights Agreement

                                   SCHEDULE I


NAME OF PURCHASER                        Tax I.D. No.       Purchase Price                No. of Shares
HALIFAX FUND, L.P.                                            $4,000,000                       4,000
c/o The Palladin Group, L.P.
Investment Manager
40 West 57th Street
New York, New York  10019
Attn:  Andrew M. Kaplan

Tel: (212) 698-0500
Fax: (212) 698-0599


RGC INTERNATIONAL INVESTORS, LDC                              $2,000,000                       2,000
c/o Rose Glen Capital Management, L.P.,
Investment Manager
440 East Swedesford Road, Suite 2025
Wayne, Pennsylvania 19087
Attn:  Wayne Bloch

Tel: (610) 902-0200
Fax: (610) 971-2212








TOTALS                                                       -----------                  -----------
                                                              $6,000,000                       6,000
                                                              ==========                       =====

                                 SCHEDULE 2.1(A)

                              LIST OF SUBSIDIARIES

ImmunoPharmaceutics, Inc.
7000 Fannin Street
Suite 1920
Houston, Texas 77030

                                EXHIBIT 2.1(C)-1

                       CERTIFICATE OF INCORPORATION OF TXB



Filed as Exhibit 3.1 to the Company's Form 10 (File No. 0-20117) effective June 26, 1992 (as amended) and incorporated herein by reference. Amendments to the Certificate of Incorporation filed as Exhibits 3.4 and 3.5 to the Company's Form 10-Q (File No. 0-20117) for the quarter ended September 30, 1994 and Exhibit 3.6 to the Company's Form 10-Q (File No. 1-12574) for the quarter ended June 30, 1996 and incorporated herein by reference.

                                EXHIBIT 2.1(C)-2

                   FORM OF CERTIFICATE OF DESIGNATIONS OF TXB



Filed as Exhibit 4.8 herewith.

                                EXHIBIT 2.1(C)-3

                                 BY-LAWS OF TXB




Filed as Exhibit 3.7 to the Company's Form 10-Q (File No. 1-12574) for the quarter ended September 30, 1996 and incorporated herein by reference.

                                 SCHEDULE 2.1(F)

                           SEC DOCUMENTS; OTHER EVENTS


Securities and Exchange Commission Filings

 1.   Form 10-K for the year ended 1994 including Annual Report
 2.   Form 10-K for the year ended 1995 including Annual Report
 3.   Form 10-K for the year ended 1996 including Annual Report
 4.   Form 10-Q for the quarter ended March 31, 1996
 5.   Form 10-Q for the quarter ended June 30, 1996
 6.   Form 10-Q for the quarter ended September 30, 1996
 7.   Proxy Statement for 1996 Annual Meeting of Stockholders
 8.   Proxy Statement for 1995 Annual Meeting of Stockholders
 9.   Form S-3 including all amendments and Final Prospectus dated June 4, 1996

Other Events

         Texas Biotechnology Corporation is currently scheduled to present the following at the American College of Cardiology on Monday, March 17, 1997 and Wednesday, March 19, 1997 in Anaheim, California.

                           Monday, March 17 - Late Breaking Clinical Trials I session (10:30 - noon): Dr. Pierre Theroux will give an oral presentation entitled "A randomized, double-blinded study of argatroban versus placebo as adjunctive therapy to streptokinase in acute myocardial infarction: The Argatroban in Myocardial Infarction Trial (AMI)."

         This presentation will announce results of the Phase II clinical outcome trial of NOVASTAN(R) as an adjunct to thrombolytics in acute myocardial infarction (TXB trial ARG-230)

                           Wednesday, March 19 - Poster session 1082 (3:00 - 5:00 p.m.; presentation time: 4:00 - 5:00 p.m.): Dr. Jean-Claude Becker, Medical Director at Texas Biotechnology Corporation, will present a poster entitled "Differential effects of argatroban and heparin on Hemochron and HemoTec activated clotting time in patients undergoing coronary interventional procedures."

         This poster will present data relevant to the monitoring of argatroban compared to heparin, anticoagulation during coronary interventional procedures such as PTCA.

         In addition, at a later date, TBC intends to report the clinical outcome of data from ARG-310, a Phase III trial evaluating the safety and efficacy of NOVASTAN(R) in patients with HIT/HITTS undergoing coronary interventional procedures such as PTCA.

                                  SCHEDULE 3.6

              WARRANTS AND OPTIONS OUTSTANDING AS OF MARCH 4, 1997


OPTIONS OUTSTANDING - ALL STOCK OPTION PLANS

         2,789,664

UNDERWRITER PURCHASE OPTIONS

         Option to purchase a total of 710,000 shares of Common Stock (355,000 of the 710,000 are pursuant to a warrant which is part of the option) at an exercise price of $11.14 until December 15, 1998.

WARRANTS OUTSTANDING

         1991 Private Placement:            303,864 warrants expiring on
                                            08/01/98 exercisable at $3.50 each

                                            96,643 warrants expiring on
                                            08/28/98 exercisable at $3.50 each

                                            22,143 warrants expiring on
                                            08/30/98 exercisable at $3.50 each

                                            39,472 warrants expiring on
                                            09/27/98 exercisable at $3.50 each

                                            110,170 warrants expiring on
                                            10/25/98 exercisable at $3.50 each

         Initial Public Offering:           4,082,500 warrants
                                            expiring on 12/15/98 exercisable at
                                            $8.44 each (Note: The warrants are
                                            redeemable for $.05 per warrant, at
                                            the option of the Company, upon 30
                                            days' prior written notice at any
                                            time after the last sale price of
                                            the common stock has been at least
                                            $11.82 for 30 consecutive business
                                            days ending within 15 days of the
                                            date of the notice of redemption.)

         1996 Private Placement:            49,775 warrants expiring on
                                            02/13/01 exercisable at $3.05 each

                                            25,587 warrants expiring on
                                            02/13/01 exercisable at $3.36 each

                                            497,749 warrants expiring on
                                            02/13/01 exercisable at $3.66 each

                                            149,002 warrants expiring on
                                            02/13/01 exercisable at $4.58 each

         Related to LG Chemical
         Agreement:                         113,636 warrants expiring on
                                            10/10/01 exercisable at $4.40 each

GENENTECH AGREEMENT

         Pursuant to the agreement, the following issuances are triggered by certain milestones:

         o Issuance of 214,286 shares of Common Stock within 10 days after the first filing of the first
               New Drug Application ("NDA") for NOVASTAN(R).

         o     Issuance of a 7 year warrant to purchase 142,858
               shares of Common Stock at an exercise price of $14.00 per share within 10 days of the filing of the first NDA for NOVASTAN(R).

         o Issuance of 71,429 shares of Common Stock within 10 days of the FDA's first approval of a NDA for NOVASTAN(R).
                             Schedule 3.6(continued)


LG CHEMICAL, LTD. AGREEMENT

         Option to purchase up to $5 million of Common Stock, at a purchase price to be determined by the parties, on one of four exercise dates ending December 31, 1997. The exercise dates are March 31, 1997, June 30, 1997, September 30, 1997 and December 31, 1997.

                                 EXHIBIT 4.2(E)

                           FORM OF OPINION OF COUNSEL

                                 EXHIBIT 4.2(F)

                      FORM OF REGISTRATION RIGHTS AGREEMENT



Filed as Exhibit 10.61 herewith.